EXHIBIT (d)(2)(P)



                        AMENDED SCHEDULE A

      The Series of The GCG Trust, as described in Section 1 of the attached Portfolio Management Agreement, to which Baring
International Investment Limited shall act as Portfolio Manager are as follows:

            Global Fixed Income Series
            Developing World Series
            Hard Asset Series
            Emerging Markets Series

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the ____ day ________, 2000.

                                   THE GCG TRUST


Attest _________________           By: ___________________

Title: _________________           Title:_________________

                                   DIRECTED SERVICES, INC.

Attest _________________           By: ___________________

Title: _________________           Title:_________________

                                   BARING INTERNATIONAL
                                   INVESTMENT LIMITED


Attest _________________           By: ___________________

Title: _________________           Title:_________________



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                               AMENDED SCHEDULE B
                     COMPENSATION FOR SERVICES TO SERIES

      For the services provided by Baring International Investment Limited ("Portfolio Manager") to the following Series of The GCG Trust, pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                                  RATE

Global Fixed Income Series         0.45% of first $200 million,
                                   0.30% of next $500 million,
                                   0.25% of next $1 billion,
                                   0.10% in excess of $2 billion

Developing World Series            0.90%

Hard Asset Series                  0.40%

Emerging Markets Series            0.90% of first $50 million,
                                   0.70% of next $50 million,
                                   0.50% of next $100 million,
                                   0.40% in excess of $200 million



      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the ____ day ________, 2000.

                                   THE GCG TRUST


Attest _________________           By: ___________________

Title: _________________           Title:_________________

                                   DIRECTED SERVICES, INC.

Attest _________________           By: ___________________

Title: _________________           Title:_________________

                                   BARING INTERNATIONAL
                                   INVESTMENT LIMITED


Attest _________________           By: ___________________

Title: _________________           Title:_________________



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